Exhibit 99.1

Lawson Software	Intentia
Terry Blake	Niklas Björkqvist
Media	General Counsel
+1-651-767-4766	Telephone: +46 8 5552 5249
terry.blake@lawson.com	Fax:+46 8 5552 5999
Cell phone:+46 733 27 5249
niklas.bjorkqvist@intentia.se

Lawson Software	Intentia
Barbara Doyle	Micaela Sjökvist
Investor Relations	Investor Relations
+1-651-767-4385	Telephone:+46 8 5552 5000
barbara.doyle@lawson.com	Cell phone:+46 70 698 6646
micaela.sjokvist@intentia.se

LAWSON SOFTWARE AND INTENTIA INTERNATIONAL MODIFY

TRANSACTION AGREEMENT TO EXTEND TERMINATION DATE

ST. PAUL, Minnesota and STOCKHOLM, Sweden – Dec. 15, 2005 – Lawson Software, Inc. (“Lawson”) (NASDAQ: LWSN) and Intentia International AB (“Intentia”) (XSSE: INT B) today announced that the parties have amended their transaction agreement to extend the deadline for completion for their proposed combination to April 30, 2006. On June 2, 2005, Lawson and Intentia announced their agreement to combine in an all-stock transaction.

Amendment to Transaction Agreement

The amendment to the transaction agreement extends the termination date from January 31, 2006 to April 30, 2006.  In the event that a public announcement of the completion of Lawson’s exchange offer for all of the outstanding Intentia Series A shares, Series B shares, warrants to purchase Series B shares and 5% Subordinated Convertible Notes has not been made by April 30, 2006, either Lawson or Intentia may terminate the transaction agreement subject to certain conditions contained in the transaction agreement.

Lawson and Intentia anticipate that the transaction will be completed before the amended termination date subject to the timing of the SEC’s pending review of Lawson’s Registration Statement on Form S-4, which was filed with the SEC on November 21, 2005.

Amendments to Shareholder Undertakings

In connection with the amendment to the transaction agreement, Intentia has amended the irrevocable undertakings between Intentia and three Lawson stockholders, Richard Lawson, John Cerullo and William Lawson, and Lawson has amended the irrevocable undertakings between Lawson and two Intentia shareholders, Symphony Technology Group and Tennenbaum Capital Partners, LLC, which has the effect of extending the undertakings through the revised termination date.

The amendments also modify restrictions on the transfer of shares in the event of the termination of the transaction.  In addition, Intentia has amended the irrevocable undertakings between Intentia and Messrs. Cerullo and William Lawson to permit each of Messrs. Cerullo and William Lawson to make certain limited sales of up to 3% of their shares before closing of the combination or termination of the transaction agreement.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson, and its management.  Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements.  The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future.  Risks and uncertainties that may cause such differences include but are not limited to:  uncertainties in the company’s ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company’s targeted service industries; increased competition and other risk factors listed in the company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.

Additional Information and Where to Find It

Lawson has filed a registration statement on Form S-4 containing a proxy statement/prospectus in connection with the proposed acquisition of Intentia by Lawson pursuant to the terms of the Transaction Agreement by and between Lawson and Intentia. The proxy statement/prospectus will be mailed to the stockholders of Lawson and Intentia security holders being U.S. persons once it has been declared effective by SEC, and the security holders of Lawson and Intentia are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about the offer, Lawson and Intentia. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Lawson by going to Lawson’s Investor Relations page on its corporate Web site at www.lawson.com. Lawson has also prepared a Swedish prospectus which is expected to be registered by the Swedish Financial Supervisory Authority once the registration statement on Form S-4 has been declared effective by the SEC.

Lawson and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lawson in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Lawson’s proxy statement, which was also filed as part of the Form S-4 submission filed with the SEC. This document is available free of charge by contacting the SEC or Lawson as indicated above.